UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 14, 2006
Advanta Corp

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 14, 2006, Advanta Corp. (the “Company”) issued a press release announcing that its Board of Directors has approved an increase in the Company’s regular quarterly cash dividend beginning with the dividend paid in the second quarter of 2006. As a result of this increase, future quarterly dividends declared for its Class A Common Stock will increase from 11.34 cents to 21.25 cents per share and future quarterly dividends declared for its Class B Common Stock will increase from 13.61 cents to 25.50 cents per share. A copy of the press release is attached hereto as Exhibit 99.1.
In addition to historical information, this Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are factors that could impact the Company’s liquidity and capital, including: (1) the timing of the securitizations of the Company’s receivables; (2) the effect of legal and regulatory developments; (3) the effect of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (4) the amount and cost of financing available to the Company; and (5) the ratings on the debt of the Company and its subsidiaries. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     (c) Exhibits.
     The following exhibit relating to Item 8.01 shall be deemed “filed” under the Exchange Act:
     99.1 Press Release issued March 14, 2006 announcing dividend increase.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date: March 14, 2006
	By:	/s/ Elizabeth H. Mai
Elizabeth H. Mai
Senior Vice President, Chief Administrative Officer, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Press release issued March 14, 2006 announcing dividend increase.	Filed herewith